Exhibit 31.2
CERTIFICATION
I, Brian Becker, certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of A10 Networks, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.[Intentionally omitted.]
4.[Intentionally omitted.]
5.[Intentionally omitted.]

Date:	March 7, 2024	By: /s/ Brian Becker
Brian Becker
Chief Financial Officer
(Principal Accounting and Financial Officer)